UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities
        Exchange Act of 1934

Date of Report (Date of earliest event reported):
                 April 18,1996


             ____________________
                 USMX, INC.
(Exact name of registrant as specified in its charter)
             ____________________

         Delaware                     0-9370              84-1076625
(State or other jurisdiction of    Commission           (I.R.S. Employer
 incorporation or organization)    File Number         Identification No.)

141 Union Boulevard, Suite 100
Lakewood, Colorado                                             80228
(Address of principal executive                             (Zip Code)
        offices)

                                           (303) 985-4665
                        (Registrant's telephone number, including area code)


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Item 5. Other Events

a)   On April 18, 1996,  Donald P. Bellum was elected
  Chairman of the Board of Directors and Chief Executive Officer of the Company, effective May 1, 1996. Mr. Bellum has served as a member of the Company's Board since 1992.
  He has over 38 years of experience in the mining industry including management positions with Utah International, Kennecott, Amoco Minerals and Cyprus Minerals, and is currently a consultant to the mining industry. Mr. Bellum retired as Executive Vice President of Cyprus Minerals Company and was a key member of the management team that built Cyprus Minerals into a major mining company during the 1980s and early 1990s.

  Mr. Bellum will receive a salary of $16,800 per month and has been granted an option to purchase up to 150,000 shares of the Company's common stock at $2.55 per share.
  The options vest in annual installments of 50,000 shares each commencing on the date of grant. Vesting would occur in the event of termination of Mr. Bellum's employment without cause. This would include a change in control wherein the Company's executive offices were relocated or his duties were changed in a substantial manner.

  James A. Knox will continue to serve as the Company's
  President through June 30, 1996. Thereafter, Mr. Knox will concentrate his duties in the areas of acquiring mineral properties and mining operations for the Company.

Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       USMX, INC.
                                      (Registrant)

                                    /s/ Donald E. Nilson
Date: April 29, 1996             By:____________________________
                                    Donald E. Nilson, Vice President-
                                    Finance, Secretary